Exhibit 99.2

To our Pervasive customers and partners,

As you may already know, in August 2012, Actian Corporation publicly issued a letter proposing to acquire Pervasive Software. These sorts of developments can and do occur in the life of a public company, and our board hired an independent financial advisor to assist in evaluating strategic alternatives.

As a result of that process, Pervasive has entered into a definitive agreement to be acquired by Actian (subject to regulatory and shareholder approvals and the satisfaction of various closing conditions by both parties). The Pervasive management team supports the transaction, which we anticipate closing in spring this year.

In our 30-year history, Pervasive has had varied ownership structures, united by one constant: our deep commitment to our valued multi-year, multi-faceted relationships with our business partners. The company today consists of several product teams, some the result of our own acquisitions, and a strong, common culture of relationship integrity, technical excellence, and a mutually beneficial business mentality which spans all those teams. We take the time to learn your business goals and apply our technology in ways that enable you to get the most value from your data and deliver the maximum business impact for your organization. We invest aggressively (25% of revenues) in R&D to ensure that we deliver solutions that meet those needs, now and in the future. In our long history, our focus on delivering high-quality products for innovative customers worldwide has not wavered.

It’s our innovative culture, loyal partnership focus and strong customer orientation that attracted Actian and that make the vision of long-term and growing value a reality. My focus, and that of Pervasive employees, remains firmly on our most valuable assets: the relationships with our customers and partners. I personally want to emphasize that unwavering commitment, and I invite you to contact me directly if you have any specific questions.

If any of you would like to hear more about Actian during the pendency of this transaction, Steve Shine, the Actian CEO, has offered to coordinate calls along with your Pervasive executive sponsor. Please let us know if you would like to do this and we can make the appropriate arrangements.

Thank you for your business, and we look forward to a continuing mutually prosperous relationship for many years to come.

John Farr

President and CEO

January 28, 2013

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Pervasive Software Investor Relations at investor.relations@pervasive.com or via telephone at 800-287-4383. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different than those of the Company’s stockholders generally) is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from Pervasive Software Investor Relations, at http://investor.pervasive.com.

Note on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Actian to successfully integrate the Company’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.